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                                                                  Exhibit 10.30

                     REASSIGNMENT OF DFCI LICENSE AGREEMENT


         This REASSIGNMENT AGREEMENT (the "Reassignment Agreement"), effective as of January 1, 1996 (the "Effective Date"), is entered by and between CELL GENESYS, INC., a Delaware corporation ("CGI"), and XENOTECH, L.P., a California partnership ("XENOTECH").

1.       DEFINITIONS

         1.1 "DFCI License Agreement" shall mean that certain Licensing Agreement effective as of June 17, 1992, by Dana-Farber Cancer Institute, Inc. ("DFCI") and CGI, as amended, attached hereto as Exhibit A.

         1.2 "Assignment Agreement" shall mean that certain Assignment Agreement effective as of December 31, 1993 by and between XENOTECH and CGI.

         1.3 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any one of CGI, XENOTECH or JT Immunotech USA Inc. ("JT"). An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, XENOTECH shall not be an Affiliate of CGI or JT under this Agreement and XENOTECH shall not be considered controlled by CGI or JT for purposes of determining Affiliates of CGI or JT.

2.       ASSIGNMENT

         2.1 XENOTECH hereby conveys, assigns and transfers to CGI its entire right, title and interest in and to the DFCI License Agreement, as previously assigned to XENOTECH pursuant to the Assignment Agreement, subject to the terms and conditions of this Reassignment Agreement.

         2.2 CGI agrees to assume and comply fully with all of its obligations under the DFCI License Agreement including, but not limited to, milestone payments, royalties, patent expenses, due diligence requirements, reports and records, indemnification and any and all other obligations.

3.       INDEMNIFICATION

         3.1 CGI shall indemnify, defend and hold harmless XENOTECH, JT and its Affiliates, and their officers, directors, employees, agents and their successors, heirs and assigns against any liability, damage, loss or expense (including reasonable, attorneys' and professional fees and expenses of litigation) incurred by or imposed upon XENOTECH in connection with any
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claims, suits, actions, demands, or judgments arising out of any theory of liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any product, process or service, made, used or sold pursuant to any right or sublicense granted under this Reassignment Agreement or the DFCI License Agreement.

         3.2 CGI's obligations under Section 3.1 shall not apply to any liability, damage, loss or expense to the extent that it arises from actions occurring between January 1, 1994 and December 31, 1995.

         3.3 The indemnity of XENOTECH pursuant to Article 4 of the Assignment Agreement shall hereby be terminated except for any liability, damage, loss or expense to the extent that it arises from actions occurring between January 1, 1994 and December 31, 1995. The provisions of Section 4.2 of the Assignment Agreement shall not apply to any such XENOTECH obligations arising hereunder.

4.       WARRANTIES

         4.1 XENOTECH has not granted to any person any lien, encumbrance or sublicense which would materially interfere with CGI's rights under this Agreement.

         4.2 XENOTECH MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY INVENTION, TECHNICAL INFORMATION, CONFIDENTIAL OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED TO CGI BY DFCI OR OTHERWISE PROVIDED TO CGI HEREUNDER AND HEREBY DISCLAIMS THE SAME.

         4.3 XENOTECH DOES NOT WARRANT THE VALIDITY OF ANY OF THE PATENT RIGHTS LICENSED BY DFCI TO CGI AND REASSIGNED HEREIN TO CGI, AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE PATENT RIGHTS OR THAT SUCH PATENT RIGHTS MAY BE EXPLOITED BY CGI, ITS AFFILIATES OR SUBLICENSEES WITHOUT INFRINGING ANY OTHER PATENTS.

         4.4 XENOTECH hereby represents and warrants that the DFCI License Agreement is in full force and effect, has not been breached by XENOTECH and has not been amended, waived, terminated or otherwise modified.

5.       TERMINATION OF PAYMENTS

         XENOTECH and CGI hereby agree that the payment obligations under
Section 3 of the Assignment Agreement shall terminate as of the Effective Date.



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6.       MISCELLANEOUS

         6.1 The validity and interpretation of this Reassignment Agreement shall be governed by the laws of the State of California, without reference to conflicts of laws principles.

         6.2 This instrument contains the entire Reassignment Agreement between the parties hereto with respect to the subject matter herein. No agreement, conversation or representation between any officers, agents or employees of the parties hereto either before or after execution of this Reassignment Agreement shall affect or modify any of the terms or obligations contained herein. No change, modification, extension, termination or waiver of this Reassignment Agreement, or any of the provisions contained herein, shall be valid unless made in writing and signed by a duly authorized representative of each party.

         IN WITNESS WHEREOF, the parties hereto have caused this Reassignment Agreement to be executed by their duly authorized representatives.


CELL GENESYS, INC.                          XENOTECH, INC. (as General
                                            Partner of Xenotech, L.P.)


By: /s/ R. Scott Greer                  By: /s/ Takashi Kamiya
    ---------------------------             ------------------------------
      R. Scott Greer                              Takashi Kamiya
      Senior Vice President                       Chairman
      Corporate Development

APPROVED:

JT IMMUNOTECH USA INC.


By: /s/ Yasushi Shingai
    --------------------------
      Yasushi Shingai
      Chairman



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